Exhibit 99.1

For Immediate Release

HOSPIRA REPORTS SECOND-QUARTER 2015 RESULTS

LAKE FOREST, Ill., July 29, 2015 -- Hospira, Inc. (NYSE: HSP), the world's leading provider of injectable drugs and infusion technologies, and a global leader in biosimilars, today reported results for the second quarter ended June 30, 2015. For the second quarter of 2015, net sales were $1.2 billion, and adjusted* diluted earnings per share were $0.85. (Adjusted* measures exclude certain specified items as described later in this press release and the attached schedules.) On a U.S. Generally Accepted Accounting Principles (GAAP) basis, second-quarter 2015 diluted earnings per share were $0.82.

"Hospira continues to see good momentum across our product lines, resulting in strong sales and profitability in the first half of the year," said F. Michael Ball, chief executive officer. "Complementing our strong financial performance is our continued progress on many fronts, including new generic injectable product launches, advancements in our on-market biosimilars and related pipeline, and execution of our Device Strategy. We remain committed to advancing wellness and meeting the needs of our customers and healthcare systems around the world."

Hospira and Pfizer Inc. [NYSE: PFE] announced in the first quarter of 2015 that the two companies had entered into a merger agreement under which Pfizer will acquire Hospira for $90 a share in cash for a total enterprise value of approximately $17 billion. During the second quarter, Hospira’s shareholders voted in favor of the proposal to adopt the merger agreement with Pfizer Inc. at a special meeting of stockholders held on May 13, 2015. The merger remains subject to customary closing conditions, including regulatory approvals in several jurisdictions, and is expected to close in the second half of 2015.

Second Quarter 2015 Results

The following table highlights selected financial results for the second quarter of 2015 compared to the same period in 2014:

In $ millions, except per share amounts	GAAP Three Months Ended June 30,		%	Adjusted* Three Months Ended June 30,		%
	2015	2014	Change	2015	2014	Change
Net Sales	$1,183.6	$1,135.8	4.2%	$1,183.6	$1,135.8	4.2%
Gross Profit (Net Sales less Cost of Products Sold)	$519.4	$400.0	29.9%	$527.8	$464.3	13.7%
Income from Operations	$218.6	$99.5	119.7%	$226.9	$179.3	26.5%
Diluted Earnings per Share	$0.82	$0.42	95.2%	$0.85	$0.72	18.1%
Statistics (as a % of Net Sales, except for Income Tax Rate)
Gross Profit (Net Sales less Cost of Products Sold)	43.9%	35.2%		44.6%	40.9%
Income from Operations	18.5%	8.8%		19.2%	15.8%
Income Tax Rate	30.2%	23.3%		30.6%	28.2%

Results under GAAP include items as detailed in the schedules attached to this press release.

Net sales increased 4.2 percent to $1.2 billion in the second quarter of 2015. Excluding the impact of foreign currency fluctuations, net sales increased 8.8 percent. The majority of the increase was due to continued strong net sales of Specialty Injectable Pharmaceuticals (SIP) in the United States. Also contributing to the quarter’s positive performance were sales of biosimilars in the Europe, Middle East and Africa (EMEA) segment. The net sales growth more than offset the expected decline of Precedex™, Hospira's proprietary sedation drug, which lost market exclusivity in the second half of 2014.

Adjusted* income from operations increased 26.5 percent to $227 million in the second quarter of 2015, compared to $179 million in the second quarter of 2014, and primarily reflects the impact of the strong growth in net sales. Research and Development (R&D) increased 18.6 percent to $90 million due to higher spending on biosimilar trials and lower reimbursed development funding. On a GAAP basis, income from operations was $219 million compared to $100 million in the second quarter of 2014. In addition to the strong net sales, the increase in second-quarter 2015 GAAP income from operations was primarily related to the release of previously recorded accruals associated with the Device Strategy, and lower quality and product-related charges, partially offset by costs associated with the proposed merger with Pfizer.

The effective tax rate on an adjusted* basis in the quarter was 30.6 percent compared to 28.2 percent in the second-quarter 2014. The increase is mainly due to stronger earnings in the second quarter of 2015 in higher tax-rate jurisdictions. On a GAAP basis, the second-quarter 2015 effective tax rate was 30.2 percent, compared to 23.3 percent in the second quarter of 2014. In addition to the stronger second-quarter 2015 earnings, the tax rate on a GAAP basis was also affected by lower one-time charges in higher tax-rate jurisdictions compared to the same period last year.

Cash Flow

Cash flow from operations for the first six months of 2015 was $186 million, compared to $176 million in the first six months of 2014. The increase reflects higher operating earnings in 2015, partially offset by higher employee incentive payments.

Capital expenditures were $221 million for the first six months of 2015, compared to $185 million for the same period in 2014. The increase primarily relates to capital spending associated with capacity expansion and modernization initiatives at several of the company’s facilities.

2015 Projections

Given the announcement early in the first quarter that Hospira and Pfizer had entered into a merger agreement, the company is not providing annual projections for 2015.

*Use of Non-GAAP Financial Measures

Adjusted measures used in this press release are reconciled to the most comparable measures calculated in accordance with GAAP in the schedules attached to this release.
For more information regarding these non-GAAP financial measures, please see Hospira's Current Report on Form 8-K furnished to the Securities and Exchange Commission on the date of this press release.

Webcast / Complementary Information

Given the proposed merger, Hospira will not hold a conference call for its quarterly results, and therefore there will be no webcast. Complementary information to this press release on the second-quarter 2015 results is available on the Presentations page of the Investor Relations website at www.hospirainvestor.com.

About Hospira

Hospira, Inc. is the world's leading provider of injectable drugs and infusion technologies, and a global leader in biosimilars. Through its broad, integrated portfolio, Hospira is uniquely positioned to Advance Wellness™ by improving patient and caregiver safety while reducing healthcare costs. The company is headquartered in Lake Forest, Ill. Learn more at www.hospira.com.

Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy and statements regarding the proposed merger with Pfizer Inc. These statements often include words such as "will," "believe," "expect," "anticipate," "intend," "plan," "estimate," or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and subsequent Forms 10-Q. Additional factors may include the effect of the announcement of the merger and related transactions on Hospira's business relationships, employee retention, operating results and the business generally; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Pfizer Inc., and the risk that the merger agreement with Pfizer Inc. may be terminated in circumstances that require Hospira to pay a termination fee to Pfizer Inc.; the outcome of any legal proceedings that may be instituted against Hospira related to the merger agreement with Pfizer Inc.; and the failure to satisfy conditions to completion of the merger with Pfizer Inc., including the receipt of all required regulatory approvals related to the merger with Pfizer Inc. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Contacts:

Media	Financial Community
Stacey Eisen	Karen King
(224) 212-2357	(224) 212-2711

Media	Financial Community
Tareta Adams	Ruth Venning
(224) 212-2535	(224) 212-2774

Hospira, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
(dollars and shares in millions, except for per share amounts)

	Three Months Ended June 30,		% Change
	2015	2014
Net sales	$1,183.6	$1,135.8	4.2%

Cost of products sold	664.2	735.8	(9.7)%
Restructuring and impairment	(0.3)	13.5	(102.2)%
Research and development	89.8	75.7	18.6%
Selling, general and administrative	211.3	211.3	—%
Total operating costs and expenses	965.0	1,036.3	(6.9)%
Income From Operations	218.6	99.5	119.7%

Interest expense	15.2	19.2	(20.8)%
Other income, net	(2.6)	(0.8)	225.0%
Income Before Income Taxes	206.0	81.1	154.0%

Income tax expense	62.2	18.9	229.1%
Equity income from affiliates, net	(1.3)	(8.7)	(85.1)%
Net Income	$145.1	$70.9	104.7%

Earnings Per Common Share:
Basic	$0.84	$0.42	100.0%
Diluted	$0.82	$0.42	95.2%

Weighted Average Common Shares Outstanding:
Basic	172.8	167.7	3.0%
Diluted	176.1	170.0	3.6%

Adjusted Gross Profit(1)(2)	$527.8	$464.3	13.7%
Adjusted Income From Operations(1)	$226.9	$179.3	26.5%
Adjusted Net Income(1)	$150.2	$122.1	23.0%
Adjusted Diluted Earnings Per Share(1)	$0.85	$0.72	18.1%

Statistics (as a % of Net sales, except for income tax rate)

	GAAP Three Months Ended June 30,		Adjusted (1) Three Months Ended June 30,
	2015	2014	2015	2014
Gross Profit(2)	43.9%	35.2%	44.6%	40.9%
Income From Operations	18.5%	8.8%	19.2%	15.8%
Net Income	12.3%	6.2%	12.7%	10.8%
Income Tax Rate	30.2%	23.3%	30.6%	28.2%
______________________________________________________________________

(1)
Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures contained in this press release.

(2)	Gross profit is defined as Net sales less Cost of products sold. Adjusted gross profit excludes specified items, as indicated in the previous footnote.

Hospira, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
(dollars and shares in millions, except for per share amounts)

	Six Months Ended June 30,		% Change
	2015	2014
Net sales	$2,358.5	$2,186.6	7.9%

Cost of products sold	1,315.6	1,417.0	(7.2)%
Restructuring and impairment	30.8	14.2	116.9%
Research and development	225.2	158.9	41.7%
Selling, general and administrative	434.9	397.4	9.4%
Total operating costs and expenses	2,006.5	1,987.5	1.0%
Income From Operations	352.0	199.1	76.8%

Interest expense	30.2	39.7	(23.9)%
Other income, net	(6.1)	(2.8)	117.9%
Income Before Income Taxes	327.9	162.2	102.2%

Income tax expense	110.1	35.4	211.0%
Equity income from affiliates, net	(2.9)	(12.0)	(75.8)%
Net Income	$220.7	$138.8	59.0%

Earnings Per Common Share:
Basic	$1.28	$0.83	54.2%
Diluted	$1.26	$0.82	53.7%

Weighted Average Common Shares Outstanding:
Basic	172.1	167.1	3.0%
Diluted	175.6	169.8	3.4%

Adjusted Gross Profit(1)(2)	$1,066.3	$884.2	20.6%
Adjusted Income From Operations(1)	$474.1	$330.8	43.3%
Adjusted Net Income(1)	$320.3	$223.8	43.1%
Adjusted Diluted Earnings Per Share(1)	$1.82	$1.32	37.9%

Statistics (as a % of Net sales, except for income tax rate)

	GAAP Six Months Ended June 30,		Adjusted (1) Six Months Ended June 30,
	2015	2014	2015	2014
Gross Profit(2)	44.2%	35.2%	45.2%	40.4%
Income From Operations	14.9%	9.1%	20.1%	15.1%
Net Income	9.4%	6.3%	13.6%	10.2%
Income Tax Rate	33.6%	21.8%	29.5%	26.5%
______________________________________________________________________

(1)
Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures contained in this press release.

(2)	Gross profit is defined as Net sales less Cost of products sold. Adjusted gross profit excludes specified items, as indicated in the previous footnote.

Hospira, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(dollars in millions, except for per share amounts)

Three Months Ended June 30, 2015 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income	Diluted EPS
GAAP Financial Measures	$519.4	$218.6	$145.1	$0.82
Specified Items(2)
Device Strategy(A)	(14.5)	(18.0)	(11.8)	(0.07)
Amortization of certain intangible assets(B)	8.9	8.9	6.2	0.04
Certain quality and product related (releases)(C)	(5.7)	(5.7)	(3.6)	(0.02)
Capacity expansion related charges(D)	16.8	16.8	10.9	0.06
Acquisition and integration related charges(E)	0.9	1.1	0.8	0.01
Facilities optimization charges(F)	2.0	4.7	2.9	0.02
Pfizer transaction and integration related charges(G)	—	8.9	5.6	0.03
Other restructuring charges(H)	—	0.5	0.3	—
Litigation settlements(I)	—	(8.9)	(6.2)	(0.04)
Adjusted financial measures(3)	$527.8	$226.9	$150.2	$0.85
__________________________________________________________________________

GAAP results for the three months ended June 30, 2015 include:
(A)
Device Strategy: ($14.5) million reported in Cost of products sold and ($3.5) million reported in Restructuring and impairment. Income relates to the release of customer accommodations and severance accruals, and charges related to consulting and other costs associated with Hospira's Device Strategy.

(B)
Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma Limited ("Mayne Pharma") (which closed in 2007) and both a generic injectable business (which closed in 2010) and an active pharmaceutical ingredient business (which closed in 2014) by Hospira Healthcare India Private Limited ("Hospira India").

(C)
Certain quality and product related (releases) charges reported in Cost of products sold primarily include releases of previously recorded accruals to address identified issues. These activities are primarily associated with Hospira's response to certain United States Food and Drug Administration ("FDA") warning letters and certain device related remediation activities.

(D)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.
(E)	Acquisition and integration related charges related to the acquisition and integration of an active pharmaceutical ingredient business.
(F)
Facilities optimization charges: $2.0 million reported in Cost of products sold and $2.7 million reported in Restructuring and impairment. These charges are primarily related to the announced closure of the Clayton, North Carolina manufacturing facility and the discontinuation of research and development related activities at the Boulder, Colorado facility.

(G)	Legal, advisory and other transaction related fees as well as integration costs associated with the proposed merger with Pfizer Inc.
(H)	Other restructuring charges reported in Restructuring and impairment include severance costs associated with Hospira's commercial reorganization.
(I)	Certain litigation settlements associated with the favorable resolution of vendor and customer disputes.

Three Months Ended June 30, 2014 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income	Diluted EPS
GAAP Financial Measures	$400.0	$99.5	$70.9	$0.42
Specified Items(2)
Device Strategy charges(A)	6.1	7.0	5.9	0.03
Amortization of certain intangible assets(B)	17.9	17.9	12.3	0.07
Impairment of certain assets(C)	—	6.1	3.8	0.02
Certain quality and product related charges(D)	26.2	26.2	16.6	0.10
Capacity expansion related charges(E)	14.1	14.1	9.2	0.05
Acquisition and integration related charges(F)	—	1.9	(0.7)	—
Facilities optimization charges(G)	—	5.0	3.1	0.02
Other restructuring charges(H)	—	1.6	1.0	0.01
Adjusted financial measures(3)	$464.3	$179.3	$122.1	$0.72
__________________________________________________________________________

GAAP results for the three months ended June 30, 2014 include:
(A)
Device Strategy charges: $6.1 million reported in Cost of products sold and $0.9 million reported in Restructuring and impairment. These charges include consulting, customer accommodations, accelerated depreciation, and other costs associated with Hospira's Device Strategy.

	(B)	Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma and a generic injectable business by Hospira India.
	(C)	Impairment of certain property and equipment assets reported in Restructuring and impairment.
(D)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, extended production downtime related costs, and device product review and remediation costs to address identified issues. These charges are primarily associated with Hospira's response to the FDA warning letters and charges related to certain device related remediation activities.

	(E)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.
(F)
Acquisition and integration related charges (gains): $1.9 million reported in Selling, general, and administrative and $(3.1) million reported in Other income, net. These amounts include purchase price hedge gains and costs for the then pending acquisition and integration of an active pharmaceutical ingredient business.

	(G)	Facilities optimization charges reported in Restructuring and impairment related to the sale of the Buffalo, New York manufacturing facility.
	(H)	Other restructuring charges reported in Restructuring and impairment. These charges include severance costs associated with Hospira's commercial reorganization.
(1)	Gross profit is defined as Net sales less Cost of products sold.
(2)
Specified items are shown net of tax in aggregate of $3.3 million and $25.5 million for the three months ended June 30, 2015 and 2014, respectively, based on the statutory tax rates in the various tax jurisdictions in which the items occurred.

(3)
The Non-GAAP financial measures contained in this press release (including Adjusted Gross Profit, Adjusted Income From Operations, Adjusted Net Income and Adjusted Diluted Earnings Per Share) adjust for specified items. Management believes the Non-GAAP financial measures represent the amounts directly related to the ongoing operations of the business and uses these measures in evaluating performance. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP and may not be comparable to, or calculated in the same manner as, Non-GAAP financial measures published by other companies. Refer to Hospira's Form 8-K furnished on July 29, 2015.

Hospira, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(dollars in millions, except for per share amounts)

Six Months Ended June 30, 2015 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income	Diluted EPS
GAAP Financial Measures	$1,042.9	$352.0	$220.7	$1.26
Specified Items(2)
Device Strategy(A)	(23.0)	(8.9)	(3.7)	(0.02)
Amortization of certain intangible assets(B)	17.5	17.5	12.1	0.07
Certain quality and product related charges(C)	(5.1)	(5.1)	(3.2)	(0.02)
Capacity expansion related charges(D)	31.1	31.1	20.1	0.11
Acquisition and integration related charges(E)	0.9	1.6	1.1	0.01
Facilities optimization charges(F)	2.0	17.6	11.0	0.06
Pfizer transaction and integration related charges(G)	—	25.1	16.6	0.09
Research and development charges(H)	—	51.0	51.0	0.29
Other restructuring charges(I)	—	1.1	0.8	0.01
Litigation settlements(J)	—	(8.9)	(6.2)	(0.04)
Adjusted financial measures(3)	$1,066.3	$474.1	$320.3	$1.82
__________________________________________________________________________

GAAP results for the six months ended June 30, 2015 include:
(A)
Device Strategy: ($23.0) million reported in Cost of products sold and $14.1 million reported in Restructuring and impairment. Income relates to the release of customer accommodation accruals, and charges include severance, consulting and other costs associated with Hospira's Device Strategy.

(B)
Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma and both a generic injectable business and an active pharmaceutical ingredient business by Hospira India.

(C)
Certain quality and product related (releases) charges reported in Cost of products sold primarily include releases of previously recorded accruals to address identified issues. These activities are primarily associated with Hospira's response to certain FDA warning letters.

(D)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.
(E)	Acquisition and integration related charges related to the acquisition and integration of an active pharmaceutical ingredient business.
(F)
Facilities optimization charges: $2.0 million reported in Cost of products sold and $15.6 million reported in Restructuring and impairment. These charges are primarily related to the announced closure of the Clayton, North Carolina manufacturing facility and the discontinuation of research and development related activities at the Boulder, Colorado facility.

(G)	Legal, advisory and other transaction related fees as well as integration costs associated with the proposed merger with Pfizer Inc.
(H)
Research and development charges include an upfront milestone payment related to a global collaboration agreement with Pfenex, Inc. ("Pfenex") to develop and commercialize PF582, Pfenex’s biosimilar candidate for ranibizumab.

(I)	Other restructuring charges reported in Restructuring and impairment include severance costs associated with Hospira's commercial reorganization.
(J)	Certain litigation settlements associated with the favorable resolution of vendor and customer disputes.

Six Months Ended June 30, 2014 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income	Diluted EPS
GAAP Financial Measures	$769.6	$199.1	$138.8	$0.82
Specified Items(2)
Device Strategy charges(A)	12.0	13.3	10.5	0.06
Amortization of certain intangible assets(B)	35.4	35.4	24.6	0.14
Impairment of certain assets(C)	—	6.1	3.8	0.02
Certain quality and product related charges(D)	39.1	39.1	25.1	0.15
Capacity expansion related charges(E)	28.1	28.1	18.5	0.11
Acquisition and integration related charges(F)	—	2.8	(1.8)	(0.01)
Facilities optimization charges (G)	—	5.0	3.1	0.02
Other restructuring charges(H)	—	1.9	1.2	0.01
Adjusted financial measures(3)	$884.2	$330.8	$223.8	$1.32
__________________________________________________________________________

GAAP results for the six months ended June 30, 2014 include:
(A)
Device Strategy charges: $12.0 million reported in Cost of products sold and $1.3 million reported in Restructuring and impairment. These charges include consulting, customer accommodations, accelerated depreciation, and other costs associated with Hospira's Device Strategy.

	(B)	Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma and a generic injectable business by Hospira India.
	(C)	Impairments of certain property and equipment assets reported in Restructuring and impairment.
(D)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, extended production downtime related costs, and device product review and remediation costs to address identified issues. These charges are primarily associated with Hospira's response to the FDA warning letters and charges related to certain device related remediation activities.

	(E)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.
(F)
Acquisition and integration related charges (gains): $2.8 million reported in Selling, general and administrative and $(5.8) million reported in Other (income) expense, net. These amounts include costs for the acquisition and integration and foreign exchange hedge gains of an active pharmaceutical ingredient business.

	(G)	Facilities optimization charges reported in Restructuring and impairment related to the sale of the Buffalo, New York manufacturing facility.
	(H)	Other restructuring charges reported in Restructuring and impairment. These charges include severance costs associated with Hospira's commercial reorganization.
(1)	Gross profit is defined as Net sales less Cost of products sold.
(2)
Specified items are shown net of tax in aggregate of $22.6 million and $40.9 million for the six months ended June 30, 2015 and 2014, respectively, based on the statutory tax rates in the various tax jurisdictions in which the items occurred.

(3)
The Non-GAAP financial measures contained in this press release (including Adjusted Gross Profit, Adjusted Income From Operations, Adjusted Net Income and Adjusted Diluted Earnings Per Share) adjust for specified items. Management believes the Non-GAAP financial measures represent the amounts directly related to the ongoing operations of the business and uses these measures in evaluating performance. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP and may not be comparable to, or calculated in the same manner as, Non-GAAP financial measures published by other companies. Refer to Hospira's Form 8-K furnished on July 29, 2015.

Hospira, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(dollars in millions)

	June 30, 2015	December 31, 2014
Assets
Current Assets:
Cash and cash equivalents	$819.9	$802.4
Trade receivables, less allowances of $6.8 and $9.6, respectively	588.0	601.9
Inventories, net	1,222.4	1,133.3
Deferred income taxes and other	197.2	230.0
Prepaid expenses	73.5	69.3
Other receivables	108.7	117.3
Total Current Assets	3,009.7	2,954.2
Property and equipment, net	1,909.3	1,816.7
Intangible assets, net	116.6	123.4
Goodwill	1,073.7	1,089.1
Deferred income taxes	287.3	295.4
Investments	255.0	252.2
Other assets	132.2	119.0
Total Assets	$6,783.8	$6,650.0
Liabilities and Shareholders' Equity
Current Liabilities:
Short-term borrowings	$2.8	$6.8
Trade accounts payable	378.0	414.5
Salaries, wages and commissions	205.4	252.0
Other accrued liabilities	606.5	626.8
Total Current Liabilities	1,192.7	1,300.1
Long-term debt	1,748.1	1,749.2
Deferred income taxes	4.4	5.4
Post-retirement obligations and other long-term liabilities	225.0	258.7
Commitments and Contingencies
Total Shareholders' Equity	3,613.6	3,336.6
Total Liabilities and Shareholders' Equity	$6,783.8	$6,650.0

Hospira, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(dollars in millions)

	Six Months Ended June 30,
	2015	2014
Cash Flow From Operating Activities:
Net Income	$220.7	$138.8
Adjustments to reconcile Net Income to net cash from operating activities-
Depreciation	94.9	87.1
Amortization of intangible assets	24.0	43.9
Stock-based compensation expense	29.1	28.7
Undistributed equity income from affiliates	(2.9)	(12.0)
Deferred income taxes and other tax adjustments	22.7	32.7
Impairments and other asset charges	1.8	7.3
Loss on disposal of assets	—	5.0
Changes in assets and liabilities, net of the effects of acquisitions-
Trade receivables	(1.8)	(71.9)
Inventories	(98.8)	(96.1)
Prepaid expenses and other assets	(2.8)	(22.0)
Trade accounts payable	(28.3)	27.1
Other liabilities	(91.2)	(2.3)
Other, net	18.8	9.2
Net Cash Provided by Operating Activities	186.2	175.5

Cash Flow From Investing Activities:
Capital expenditures (including instruments placed with or leased to customers)	(221.4)	(184.8)
Acquisitions, net of cash acquired	—	(9.0)
Purchases of intangibles and other investments	(20.1)	(4.3)
Proceeds from disposal of businesses and assets	—	16.9
Net Cash Used in Investing Activities	(241.5)	(181.2)

Cash Flow From Financing Activities:
Other borrowings, net	(5.4)	(77.2)
Excess tax benefit from stock-based compensation arrangements	37.6	2.6
Proceeds from stock options exercised less taxes paid related to net share settlements of $29.3 and $5.0, respectively	50.0	78.0
Net Cash Provided by Financing Activities	82.2	3.4

Effect of exchange rate changes on cash and cash equivalents	(9.4)	0.7

Net change in cash and cash equivalents	17.5	(1.6)
Cash and cash equivalents at beginning of period	802.4	798.1
Cash and cash equivalents at end of period	$819.9	$796.5

Supplemental Cash Flow Information:
Cash paid during the period-
Interest	$51.5	$51.1
Income taxes, net of refunds	$11.1	$8.8
Accrued capital expenditures	$38.9	$25.7

Hospira, Inc.
Net Sales by Product Line
(Unaudited)
(dollars in millions)

	Three Months Ended June 30,
	2015	2014	% Change at Actual Currency Rates	% Change at Constant Currency Rates(1)
Americas—
Specialty Injectable Pharmaceuticals	$650.4	$625.5	4.0%	5.3%
Medication Management	168.9	176.2	(4.1)%	(1.5)%
Other Pharma	145.1	111.5	30.1%	30.9%
Total Americas	964.4	913.2	5.6%	7.1%

EMEA—
Specialty Injectable Pharmaceuticals	86.8	84.6	2.6%	25.4%
Medication Management	21.4	27.9	(23.3)%	(5.7)%
Other Pharma	20.9	20.2	3.5%	16.8%
Total EMEA	129.1	132.7	(2.7)%	17.6%

APAC—
Specialty Injectable Pharmaceuticals	75.1	75.2	(0.1)%	13.7%
Medication Management	11.7	11.4	2.6%	14.0%
Other Pharma	3.3	3.3	—%	3.0%
Total APAC	90.1	89.9	0.2%	13.3%

Net Sales	$1,183.6	$1,135.8	4.2%	8.8%

Global—
Specialty Injectable Pharmaceuticals	$812.3	$785.3	3.4%	8.3%
Medication Management	202.0	215.5	(6.3)%	(1.2)%
Other Pharma	169.3	135.0	25.4%	28.1%
Net Sales	$1,183.6	$1,135.8	4.2%	8.8%

(1)
The Non-GAAP financial measures contained in this press release include comparisons of net sales at constant currency rates, which reflect comparative local currency balances at prior period foreign exchange rates. Hospira calculated these percentages by taking current period reported net sales less the respective prior period reported net sales, divided by the prior period reported net sales, all at the respective prior period's foreign exchange rates. This measure provides information on the change in net sales assuming that foreign currency exchange rates have not changed between the prior and the current period. Management believes the use of this measure aids in the understanding of our change in net sales without the impact of foreign currency and provides greater transparency into Hospira's results of operations.

Hospira, Inc.
Net Sales by Product Line
(Unaudited)
(dollars in millions)

	Six Months Ended June 30,
	2015	2014	% Change at Actual Currency Rates	% Change at Constant Currency Rates(1)
Americas—
Specialty Injectable Pharmaceuticals	$1,315.9	$1,196.1	10.0%	11.2%
Medication Management	340.7	346.8	(1.8)%	0.7%
Other Pharma	284.7	212.1	34.2%	34.7%
Total Americas	1,941.3	1,755.0	10.6%	12.0%

EMEA—
Specialty Injectable Pharmaceuticals	161.9	170.5	(5.0)%	15.5%
Medication Management	43.0	53.6	(19.8)%	(2.2)%
Other Pharma	42.7	41.4	3.1%	16.2%
Total EMEA	247.6	265.5	(6.7)%	12.0%

APAC—
Specialty Injectable Pharmaceuticals	143.0	135.0	5.9%	18.8%
Medication Management	22.1	21.4	3.3%	13.1%
Other Pharma	4.5	9.7	(53.6)%	(52.6)%
Total APAC	169.6	166.1	2.1%	13.9%

Net Sales	$2,358.5	$2,186.6	7.9%	12.1%

Global—
Specialty Injectable Pharmaceuticals	$1,620.8	$1,501.6	7.9%	12.3%
Medication Management	405.8	421.8	(3.8)%	1.0%
Other Pharma	331.9	263.2	26.1%	28.6%
Net Sales	$2,358.5	$2,186.6	7.9%	12.1%

(1)
The Non-GAAP financial measures contained in this press release include comparisons of net sales at constant currency rates, which reflect comparative local currency balances at prior period foreign exchange rates. Hospira calculated these percentages by taking current period reported net sales less the respective prior period reported net sales, divided by the prior period reported net sales, all at the respective prior period's foreign exchange rates. This measure provides information on the change in net sales assuming that foreign currency exchange rates have not changed between the prior and the current period. Management believes the use of this measure aids in the understanding of our change in net sales without the impact of foreign currency and provides greater transparency into Hospira's results of operations.